UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. 5.00
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           November 2, 2007
SOMANETICS CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1653 East Maple Road, Troy, Michigan	48083-4208

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (248) 689-3050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws
     Our Board of Directors adopted an amendment to Section 6.1 of our bylaws dealing with share certificates, effective November 2, 2007. The amendment permits the Board of Directors to authorize the issuance of some or all of our outstanding shares without certificates. The previous provision requires shares to be represented by certificates. The Board of Directors has not exercised its power to authorize the issuance of shares without certificates. The Board of Directors adopted the amendment primarily to comply with Nasdaq rules requiring that by January 1, 2008, Nasdaq-listed securities be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Exchange Act, even if the issuer does not intend to actually participate in the program. Among the requirements to be eligible is a requirement that our governing documents permit uncertificated shares. The amendment to Section 6.1 of the bylaws permits the Board to authorize uncertificated shares. A copy of our amended and restated bylaws is attached as Exhibit 3(ii). You should read the amended and restated bylaws, particularly Section 6.1 for a more complete understanding of the amendment.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

3(ii)	Amended and Restated Bylaws of Somanetics Corporation, as Amended on November 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2007	SOMANETICS CORPORATION
(Registrant)

	By:	/s/ Mary Ann Victor
Mary Ann Victor
		Its:	Vice President and Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

3(ii)	Amended and Restated Bylaws of Somanetics Corporation, as Amended on November 2, 2007

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